BYLAWS
                                     OF
                      NEW MEXICO AND ARIZONA LAND COMPANY


                          adopted October 16, 1978
                         last amended March 30, 1994

                                 ARTICLE I
                                  GENERAL

  SECTION 1.01. PRINCIPAL OFFICE. The corporation shall maintain a principal office in Maricopa County, Arizona, but it may have other offices at such places throughout the world as the business of the corporation may require and as the Board of Directors shall designate.

  SECTION 1.02. SEAL. The corporate seal of the corporation shall be a circular disc with the name of the corporation and the year of its organization thereon.

  SECTION 1.03. FISCAL YEAR. The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

  SECTION 1.04. EXEMPTION FROM THE ARIZONA CORPORATE TAKEOVER ACT. The corporation,pursuant to the provisions of ARS 10-1211(A)(2) and 10-1223(A)(2), and pursuant to the approval of the shareholders on May 10, 1991, has chosen to exempt itself from the provisions of ARS 10-1211 through 10-1223, concerning Control Share Acquisitions and Business Combinations. This amendment does not apply to any "control share acquisition" as defined in ARS 10-1201(9) made on or before May 10, 1991, or to any"business combination" as defined in ARS 10-1201(10) whose "share acquisition date" as defined in ARS 10-1201(14) is on or before May 10, 1991.


                                   ARTICLE 2
                                    SHARES
  SECTION 2.01. ISSUANCE OF SHARES. The Board of Directors may issue shares for such consideration,expressed in dollars, as the Board shall fix from time to time, except that shares having a par value may not be issued for less than the par value. The consideration for the issuance of shares may be paid to the corporation, in whole or in part, in cash, in other property, tangible or intangible, or in labor or services actually performed for the corporation. Shares shall be deemed to be fully paid and non-assessable when payment of the consideration has been received by the corporation. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares. In the absence of bad faith in the valuation of the consideration, the judgment of the Board of Directors as to the value of the consideration received for the shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

  SECTION 2.02. STOCK CERTIFICATES. Subject to the provisions of the articles of incorporation,certificates representing shares shall be in such form as may from time to time be prescribed by the Board of Directors, shall be numbered and entered in the books in the order issued, and shall be signed by the Chairman of the Board, or the President or a Vice President and the Secretary or an Assistant Secretary and sealed with the corporate seal. To the extent permitted by law, the signatures or the seal may be facsimile. In the event that any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may, nevertheless, be adopted by the corporation and be issued and delivered as if the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation. The transfer agent of the corporation shall record the number of each certificate, the name and address of the person or entity owning the shares represented thereby, and the number of shares and the date thereof. Every certificate surrendered to the corporation for transfer or otherwise in exchange for a new certificate shall be marked "cancelled" with the date of cancellation.

  SECTION 2.03. TRANSFERS OF SHARES. No transfer of shares shall affect the right of the corporation to pay any dividend due upon the shares or to treat the holder of records as the holder-in-fact until the transfer has been recorded on the books of the corporation. Upon compliance with provisions restricting the transferor registration of transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the corporation's transfer agent and on surrender of the certificate or certificates for such shares, properly endorsed.

  SECTION 2.04. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The holder of any shares of the corporation shall immediately notify the corporation of any loss, theft, destruction or mutilation of the certificate or certificates therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to the holder, upon the surrender of the mutilated certificate, or in case of loss, theft,or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the deposit of a bond in such form and amount and with such sureties as the Board of Directors may require.

                                   ARTICLE 3
                           MEETINGS OF SHAREHOLDERS

  SECTION 3.01. GENERAL. All meetings of the shareholders shall be held at the principal office of the corporation in the State of Arizona or at such other place as stated in the notice or waiver of notice of the meeting.

  SECTION 3.02. VOTING OF SHARES. At all meetings a shareholder may vote in person, or may be represented by a duly authorized attorney-in-fact or by a proxy in writing filed with the Secretary before voting,with each voted share being entitled to one vote.

  SECTION 3.03. ANNUAL MEETING. An annual meeting of the shareholders shall be on held on or before June 30 of each year.

  SECTION 3.04. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Chairman of the Board, by vote of the Board of Directors, or by one or more shareholders who hold, in the aggregate,at least one-tenth of all shares entitled to vote at the meeting.

  SECTION 3.05. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and,in case of a special meeting, the specific purpose or specific purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by an officer of the corporation at the direction of the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the share transfer records of the corporation. When a meeting is adjourned to another time or place notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than ninety days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

  SECTION 3.06. WAIVER OF NOTICE. Whenever notice of a meeting is required to be given to any shareholder of the corporation under these bylaws, a waiver thereof in writing signed by the shareholder entitled to the notice, whether before or after the time stated therein, shall be equivalent to the giving of notice. Attendance at a meeting by a shareholder in person or by a duly authorized attorney-in-fact or voting by a shareholder at a meeting by a proxy shall constitute a waiver of notice of the meeting, except when the shareholder or attorney-in-fact attends the meeting for the express purpose of objecting to the transaction or any business because the meeting is not lawfully called or convened.

  SECTION 3.07. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required to be taken at a meeting of the shareholders of the corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the actions so taken, if signed by all of the shareholders entitled to vote on the subject. Such consent may be executed in counterparts and shall have the same effect as a unanimous vote of shareholders at a duly convened meeting.

  SECTION 3.08. QUORUM. At any meeting of the shareholders the presence, in accordance with Section 3.02 of these bylaws, of a majority of the shares entitled to vote shall constitute a quorum. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for the purposes of a quorum. Only those shares entitled to vote on a particular subject matter shall be counted for the purposes of voting on that subject matter. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. The affirmative vote of the majority of the shares then represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote of a majority of the shares then present is sufficient in all cases to adjourn a meeting.

  SECTION 3.09. RECORD DATE AND CLOSING TRANSFER BOOKS. The company's transfer books shall not be closed. A record date not less than 10 nor more than 70 days preceding any meeting of the shareholders shall be fixed, and shareholders of record on or before that date shall be entitled to vote at such meeting.


                                 ARTICLE IV
                             BOARD OF DIRECTORS

  SECTION 4.01. GENERAL. The business and affairs of the corporation shall be managed by a Board of Directors. All directors of the corporation must be shareholders of the corporation. The number of directors of the corporation shall be set by the Board of Directors from time to time; provided, however, that the number of directors so designated shall be no less than five nor more than nine. No person who has attained the age of seventy years shall be eligible for election or appointment to the Board of Directors. The Board of Directors shall consist of Class A directors and Class B directors. The Class A directors shall be elected for a term of two years at the annual meeting of shareholders of the corporation held in every odd numbered year. The Class B directors shall be elected for a term of two years at the annual meeting of shareholders of the corporation held in every even numbered year. When an even number of directors has been set by the Board of Directors, there shall be an even number of Class A directors and Class B directors. When an uneven number of directors has been set by the Board of Directors, there shall be one more Class B director than there are Class A directors.

  SECTION 4.02. ELECTION OF DIRECTORS. Directors shall be elected by ballot at the annual meeting of the shareholders. Every shareholder entitled to vote in accordance with Section 3.02 of these bylaws shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected or to cumulate his votes by giving one candidate as many votes as the number of directors to be elected multiplied by the number of his shares, or by distributing such votes on the same principle among any number of such candidates. A director shall serve until his successor is elected and qualified or until removed. The Board of Directors may fill any vacancy occurring on the Board of Directors from whatever cause in the interval between the annual meetings of the shareholders.

  SECTION 4.03. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though not less than a quorum, and any director so chosen shall hold office until the next election of directors when his or her successor is elected and qualified. Any newly created directorship shall be deemed a vacancy. When one or more directors shall resign from the Board, effective at a future time, a majority of the directors then in office, excluding those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

  SECTION 4.04. GENERAL POWERS. The Board of Directors shall have the power to control and manage all of the affairs and property of the corporation and to exercise, in addition to the powers and authorities expressly conferred upon it by these bylaws or by the articles of incorporation, all powers as may be exercised, and to do all things that may be done by the corporation which are not expressly reserved to the shareholders as permitted by the laws of the State of Arizona. It may restrict, enlarge or otherwise modify the powers and duties of any or all of the officers of the corporation. Without limiting the generality of the foregoing, the Board of Directors may fix record dates for determining shareholders having the right to notice of and to vote at meeting and adjournments thereof, or the right to receive dividends or other distributions, or the right to give consents to or to dissent from certain actions or for any other purpose for which record dates are or might be relevant and to determine whether or not transfer books should be closed in connection therewith.

  SECTION 4.05. QUORUM. A majority of the number of directors serving from time to time shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is obtained. Notice of any adjourned meeting need not be given.

  SECTION 4.06. REGULAR MEETING. A regular meeting of the Board of Directors shall be held without notice following adjournment of the annual meeting of the shareholders or any special meeting held in lieu thereof on the same day as such annual or special meeting.

  SECTION 4.07. SPECIAL MEETING. Special meetings of the Board of Directors may be called by the Chairman of the Board or, at the request of three members of the Board of Directors, by the Secretary. Notice of any special meeting shall be given to each director stating the time, place, and in general terms the purpose of the meeting in one of the following ways: (a) by communicating actual notice to the director, or by written notice left at or telegraphed to a usual place of business of the director or his or her residence, at least forty-eight hours before the time of the meeting, or (b) by placing a written notice in the mail, postage prepaid,ninety-six hours before the time of such meeting. Any person who has given notice hereunder may make an affidavit that the notice was given, which, as to the facts stated, shall be conclusive.

  SECTION 4.08. WAIVER OF NOTICE. Notice of any meeting of the Board of Directors and of the business to be transacted may be waived in writing or by telegram before or after the meeting by any director, and the presence of any director at any meeting of the Board of Directors shall be deemed a waiver of notice by him or her of the meeting and of the business to be transacted unless objection is made by him or her at the time and noted on the records of the meeting of the Board of Directors.

  SECTION 4.09. PLACE OF DIRECTORS' MEETINGS. Meetings of the Board of Directors and meetings of committees thereof, regular or special, may be held either within or without the State of Arizona and may beheld by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

  SECTION 4.10. ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to betaken at a meeting of the directors or of a committee may be taken without a meeting if all directors or committee members, as the case may be, consent thereto in writing. Such consent shall have the same effect as a unanimous vote at a duly convened meeting of the Board of Directors or a committee.

  SECTION 4.11. POWER TO ACT NOTWITHSTANDING VACANCY. Pending the filling of vacancies in the Board of Directors, a majority of a full Board of Directors may exercise the powers of the Board of Directors.

  SECTION 4.12. COMPENSATION. All directors of the corporation shall be entitled to receive such compensation as shall be fixed from time to time by resolution of the Board of Directors, and all directors shall be entitled to reimbursement for transportation and other expenses incurred incident to their attendance at meetings of the Board of Directors and committees thereof.


                                   ARTICLE V
                                 COMMITTEES

  SECTION 5.01. GENERAL. The Board of Directors, by resolution adopted by a majority of all of the members of the Board of Directors, any designate from among its members one or more committees, in addition to the committees described in Sections 5.02, 5.03, 5.04, and 5.05, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors in reference to the following matters:
       a) The submission to shareholders of any action that require shareholders' authority or approval.
       b) The filling of vacancies on the Board of Directors or on any committee of the Board of Directors.
       c) The amendment or repeal of the bylaws, or the adoption of new bylaws.
       d) The fixing of compensation of directors for serving on the Board or on any committee of the Board.

  The Board of Directors, with or without cause, may dissolve any committee, subject to the requirements of applicable law. The Board of Directors may remove members from, add members to, or fill any vacancies on any committee.

  SECTION 5.02. EXECUTIVE COMMITTEE. The Board of Directors shall appoint an executive committee,consisting of at least three directors, including the Chairman of the Board, who shall be the chairman of the Committee. The committee shall have and exercise all lawfully delegable powers of the Board of Directors while the Board is not in session, except as such delegation of powers may be limited from time to time by resolution of the Board of Directors.

  SECTION 5.03. AUDIT COMMITTEE. The Board of Directors shall appoint an audit committee, consisting of at least two directors, provided, however, that directors who are also officers of the corporation shall not be eligible for membership on the committee. The audit committee shall:
       a) recommend the auditors;
       b) review the overall scope of the audit and the final opinion of the external auditors;
       c) review the financial and accounting policies and procedures used by the corporation;
       d) approve the organization and procedures of the internal accounting and auditing departments;
       e) prepare a report of the Board of Directors;
       f) assure compliance with ethical standards.

  SECTION 5.04. COMPENSATION AND NOMINATING COMMITTEE. The Board of Directors shall appoint a compensation and benefits committee, consisting of at least two non-officer directors. The committee shall recommend to the Board candidates for membership on the Board of Directors, and shall be empowered to administer and make final decisions concerning:
         a) employees' salaries and bonuses;
         b) the company's Restricted Stock Plan;
         c) the company's Incentive Bonus Plan;
         d) all other company compensation and benefit plans.


  SECTION 5.05. RETIREMENT PLAN ADMINISTRATIVE COMMITTEE. The Board of Directors shall appoint an administrative committee consisting of three individuals to establish and maintain the corporation's funding policy for its Retirement Plan and Trust for Salaried Employees and to act as fiduciary thereunder. Individuals may be eligible for membership on the administrative committee without being directors of the corporation.

  SECTION 5.06. TENURE. Each member of any committee established under this Article V shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until his or her successor is elected and qualified.

  SECTION 5.07. MEETINGS. Regular meetings of committees established under this Article V shall be held without notice at such times and places as the committees may fix from time to time by resolution.
  Special meetings of a committee may be called by any member thereof upon giving notice to other members of the committee in the manner provided in
  Section 4.07 for special meetings of the Board of Directors.

  SECTION 5.08. QUORUM. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of any committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.


                                   ARTICLE VI
                                   OFFICERS

  SECTION 6.01. GENERAL. The officers of the corporation shall be a Chairman of the Board, a President,one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine. One person may hold the offices and perform the duties of any two of said officers, except those of President and Secretary, President and Vice President, Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer. Such officers shall be appointed by the Board of Directors and shall hold their respective offices at the pleasure of the Board; provided, however, that any subordinate officer may be appointed by the Chairman of the Board subject to ratification by the Board in the event a vacancy occurs for any reason.

  SECTION 6.02. CHAIRMAN OF THE BOARD. The Chairman shall be appointed by the Board of Directors and shall preside at all meetings of the shareholders and of the Board of Directors. He shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors. Unless he also serves as the Chief Executive Officer, the Chairman shall not be considered an employee of the corporation.

  SECTION 6.03. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be appointed by the Board of Directors and shall be responsible for the general supervision of the business and property of the corporation. He shall possess the same power as the President to sign all documents authorized by the Board of Directors, unless restricted by law. In the absence of the Chairman, the Chief Executive Officer shall preside at meetings of the shareholders and of the Board. He shall have the power, subject to the authority of the Board of Directors, to appoint and discharge all officers (except those required by these bylaws to be appointed by the Board), employees, and agents; to define their duties; and to fix their compensation, provided that any compensation over $50,000 per year must first be approved by the Board. In the absence of the Chairman, or the President, or both, the Chief Executive Officer shall undertake those duties and responsibilities, if so directed by the Board. The Chief Executive Officer shall have such other powers and responsibilities as may be assigned to him by the Board.

  SECTION 6.04. PRESIDENT. The President shall be appointed by the Board of Directors and shall be the corporation's Chief Operating Officer. He shall manage the day-to-day operations of the corporation, subject to the supervision of the Chief Executive Officer. In the absence of both the Chairman and the Chief Executive Officer, the President shall preside at meetings of the shareholders and of the Board and, if so directed by the Board, shall undertake the duties and responsibilities of the Chairman and the Chief Executive Officer. The President shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

  SECTION 6.05. VICE PRESIDENT. Any Vice President may perform the duties of the President in the absence of the latter, subject to Section 6.02 hereof, and shall perform such other duties as may be assigned to him or her by the Board of Directors or by the Chairman of the Board.

  SECTION 6.06. SECRETARY. The Secretary shall give notices of all meetings of the shareholders and directors and shall act as Secretary at all such meetings. He or she shall be the custodian of the records, documents, papers and corporate seal of the corporation, and shall keep a record of the shareholders of the corporation.

  SECTION 6.07. TREASURER. The Treasurer shall keep the fiscal records of the corporation and shall be the custodian of all funds and securities of the corporation, and shall make such reports and perform such duties incident to his or her office as may be directed by the Chairman of the Board, the President or Board of Directors. All funds of the corporation shall be kept in such depositary or depositaries as shall be determined by resolution of the Board of Directors. The Treasurer shall supervise the collection of all moneys,checks, notes and other obligations due the corporation and shall deposit the same, or cause the same to be deposited in the name of the corporation in such depositary or depositaries. Disbursements from such funds shall be made only by checks or drafts of the corporation signed by the Treasurer or an Assistant Treasurer and countersigned by such other officer or officers of the corporation as may be designated from time to time by the Board of Directors.

  SECTION 6.08. ASSISTANT SECRETARY AND ASSISTANT TREASURER. Any assistant Secretary may perform the duties of the Secretary in his or her absence, and any Assistant Treasurer may perform the duties of the Treasurer in his or her absence, and each such Assistant shall perform such other duties as may be assigned to him or her by the Board of Directors or by the Chairman of the Board.

  SECTION 6.09. BONDS. The Board of Directors may require the Treasurer or any other officer to give a bond to the corporation with good and sufficient surety for the faithful performance of his or her duties.


                                  ARTICLE VII
                             EXECUTION OF DOCUMENTS

  SECTION 7.01. CONTRACTS, ETC. All contracts, conveyances, leases or other corporate instruments shall be executed on behalf of the corporation by the Chairman of the Board, by the President or by such other officer or officers of the corporation to whom the Chairman of the Board, the President or the Board of Directors may delegate such authority, subject to the following:
       1. No loan greater than $1,000,000 shall be contracted on behalf of the corporation unless authorized by the Board of Directors.
       2. No real property of the corporation may be sold for more than $1,000,000, nor exchanged for other property valued at more than $1,000,000 unless authorized by the Board of Directors.
       3. A capital expenditure in excess of $1,000,000 for any one purpose or project shall be authorized by the Board of Directors.
       4. In matters of auction bidding for property or property rights, no bids totaling over $1,000,000 per auction shall be made without the authorization of the Board of Directors. The Chairman or President shall report to the Board the total capital expenditures, the total dollar amount of sales or exchanges, and the total dollar amount of auction bids made which did not require Board approval.

  SECTION 7.02. PROXIES. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board may in the name and on behalf of the corporation appoint an attorney or attorneys, agent or agents of the corporation (who may be or include himself or herself), in the name and on behalf of the corporation to cast the votes which the corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose shares or other securities may be held by the corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by such other corporation, may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name of, on behalf of, and under the corporate seal of, the corporation all written proxies or other instruments as may be necessary or proper to evidence the appointment of such attorneys and agents.


                                 ARTICLE VIII
                       INDEMNIFICATION OF DIRECTORS AND OFFICERS

  SECTION 8.01. INDEMNIFICATION. Unless otherwise provided by these bylaws, the corporation shall hold harmless and indemnify each of its directors and officers ("indemnitees") against all liability and expense incurred concerning any threatened or actual proceeding or legal action resulting from an indemnitee's service to the corporation or to another entity at the corporation's request. The corporation shall not provide indemnification for acts listed in ARS 10-005.H.

  SECTION 8.02. PROCEDURE. Indemnitee shall notify the corporation promptly of the threat or the commencement of a proceeding or legal action for which indemnitee intends to seek indemnification. The corporation shall be entitled to assume indemnitee's defense, using counsel satisfactory to indemnitee, unless such counsel demonstrates a conflict of interest between his defense of the indemnitee and of the corporation. If the corporation assumes the defense, it shall not be liable to indemnitee for legal or other expenses incurred by indemnitee thereafter.


  SECTION 8.03. EXPENSE ADVANCES. Upon notice, the corporation shall automatically advance expenses, including attorney's fees, incurred by indemnitee in defending a proceeding or legal action. If required by law, the corporation shall also require the written promise of the indemnitee to repay all amounts advanced, if it is ultimately determined by final judicial decree that indemnitee is not entitled to indemnification.

  SECTION 8.04. SETTLEMENT OF CLAIMS. The corporation shall not be obligated to indemnify indemnitee for any amounts incurred in settling the matter, if settlement is made without the corporation's prior written consent. The corporation shall not agree to any settlement that would impose any penalty or limitation upon indemnitee without indemnitee's prior written consent. Neither the corporation nor the indemnitee shall unreasonably withhold such consent.

  SECTION 8.05. EFFECT OF REPEAL. No repeal or amendment of this Article shall diminish indemnitee's right to indemnification for acts taken before the date of repeal or amendment.


                                  ARTICLE  IX
                              AMENDMENT OF BYLAWS

  SECTION 9.01. AMENDMENTS. Upon five days prior notice, these bylaws may be amended at any meeting of the Board of Directors by vote of a majority of all of the members of the Board.


  I certify that the foregoing is a true and correct copy of the bylaws of New Mexico and Arizona Land Company as last amended.

  DATED this 30th day of March, 1995.

  s/W.M.Kelley
  Secretary